UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2007

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 26, 2007 the Board of Directors of the Federal Home Loan Bank of Des Moines ("Bank") approved the 2007 Annual Incentive Plan ("Plan").

Objectives of the Plan

The objectives of the Bank’s 2007 Plan are to focus the efforts of all Bank employees on fulfilling the Bank's vision within the framework of its shared values, and to recognize Bank employees for their individual and team contributions to achievement of the Bank's strategic imperatives.

The Plan seeks to accomplish these objectives by linking cash incentive award opportunities to Bank performance and individual performance. The Bank President and all regular full-time and part-time employees, except for employees in the internal audit department, are eligible to participate in the Plan.

Measurements Used by the Plan

The Plan incorporates two different sets of goals: (a) Bankwide financial and business maintenance/growth goals ("Bankwide Goals"), and (b) individual and/or team performance goals ("Individual Goals"). For 2007, the Bankwide Goals consist of three equally weighted goals measured, respectively, by the results achieved in attaining specified performance levels in three areas: Borrowing activity for relatively active members, borrowing activity for relatively inactive members, and profitability measured by GAAP earnings.

The Individual Goals under the Plan are established by department managers and set forth individual and/or team goals aimed at achieving the Bank's non-financial strategic business initiatives.

Determining Incentive Compensation Award Opportunities

Under the Plan, incentive award opportunities for Bankwide Goals and Individual Goals are based upon established 'threshold,' 'target,' and 'excess' award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee’s base salary for that Plan year. With respect to the Bank’s President, the incentive compensation award opportunity for 2007 is as follows:

25% of Base Salary (Threshold)
37.5% of Base Salary (Target)
50% of Base Salary (Excess)

With respect to the Bank's other executive officers, the incentive award opportunity for 2007 is as follows:

20% of Base Salary (Threshold)
30% of Base Salary (Target)
40% of Base Salary (Excess)

Weighting of Bankwide Goals and Individual Goals

The Bank believes that employees at higher ranks have a greater degree of impact on the achievement of Bankwide Goals than employees at lower ranks. Therefore, employees at higher ranks have a greater weighting placed on the Bankwide performance component of their incentive award opportunities as opposed to the individual performance component. For the Bank’s President and the other executive officers, the overall incentive award opportunity is weighted 60% on Bankwide Goals and 40% on Individual Goals.

The Bank's Board of Directors is responsible for the Plan. The Board's Human Resources and Compensation Committee has the full power of the Board to construe, interpret and administer the Plan. Day-to-day administration of the Plan is delegated to those in the Bank responsible for the human resources function.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, changes in federal laws and regulations. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 30, 2007	By:	/s/ L. Allyn Dixon, Jr.

Name: L. Allyn Dixon, Jr.
Title: General Counsel and Corporate Secretary